                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Comverse Technology, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           COMVERSE TECHNOLOGY, INC.
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797

                               __________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1995

                               __________________

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of COMVERSE TECHNOLOGY, INC. (the "Corporation") will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York, on Friday, November 17, 1995, commencing at 10:00 A.M. (local time) for the following purposes:

          1. To elect the members of the Board of Directors of the Corporation to serve until the next Annual Meeting of Shareholders.

          2. To consider and act upon a proposal to approve the adoption of the Corporation's 1995 Stock Option Plan and to reserve an aggregate of 1,000,000 shares of Common Stock for future issuance thereunder.

          3. To consider and act upon a proposal to ratify the selection of Deloitte & Touche as independent auditors of the Corporation for the year ending December 31, 1995.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.


     Only those shareholders of record at the close of business on October 16, 1995 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Corporation's Annual Report to Shareholders for the year ended December 31, 1994 accompanies this Notice of Meeting.

                              By Order of the Board of Directors,


                              William F. Sorin,
                              Secretary
October 17, 1995



ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

                           COMVERSE TECHNOLOGY, INC.
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797

                               __________________

                                PROXY STATEMENT

                               _________________

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1995

                               __________________

          This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Comverse Technology, Inc., a New York corporation ("Comverse" or the "Corporation"), for use at the Annual Meeting of the Shareholders of the Corporation to be held on November 17, 1995 or any adjournment thereof (the "Annual Meeting").

          A proxy in the accompanying form, which is properly executed, duly returned to the Corporation and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted in favor of such matter. As to any other matters properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment. Any shareholder who desires to revoke a proxy may do so at any time prior to the vote of the shares by tendering written notice of revocation addressed to the Secretary of the Corporation, by attending the Annual Meeting in person and requesting the return of the proxy or by delivering to the Secretary of the Corporation another form of proxy bearing a later date of execution.

          The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Corporation may, without additional compensation, solicit proxies by personal interviews, telephone and telefacsimile. The Corporation will, upon request, reimburse brokers and others who are only record holders of the Corporation's Common Stock, par value $.10 per share (the "Common Stock"), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

          The Board of Directors has fixed the close of business on October 16, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). At the Record Date, there were issued, outstanding and entitled to vote an aggregate of 21,228,214 shares of Common Stock. Attendance at the Annual Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the meeting.

          This Proxy Statement and the accompanying form of proxy are being mailed on or about October 17, 1995 to shareholders of record on the Record Date.

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

   The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock at October 1, 1995 by the executive officers of the Corporation, by each incumbent director of the Corporation standing for reelection at the Annual Meeting and by each person known by the Corporation to beneficially own more than five percent of the issued and outstanding Common Stock.

                                                                                         NUMBER OF        PERCENT
                                                                                           SHARES         OF TOTAL
                                                                                        BENEFICIALLY    OUTSTANDING
NAME                                      AGE     RELATIONSHIP WITH THE CORPORATION        OWNED         SHARES(1)
----                                      ---     ---------------------------------    --------------   ------------
Kobi Alexander(a)(b)                       43     President, Chairman of the
                                                  Board, Chief Executive Officer
                                                  and Director                           1,044,613(2)           4.8%
Carmel Vernia                              43     Chief Operating Officer                  211,248(3)             *
Igal Nissim                                40     Vice President-Finance and
                                                  Chief Financial Officer                    7,000(4)(5)          *
Zvi Alexander                              73     Director                                  14,000(4)             *
John H. Friedman(b)(c)(d)                  42                              Director          2,000(4)             *
Sam Oolie(a)(b)(c)(d)                      59     Director                                  11,000(4)             *
William F. Sorin(a)(d)                     46     Secretary and Director                    25,000(4)             *
Yechiam Yemini(a)(c)                       47     Director                                  23,000(6)             *
All directors and executive
 officers as a group (8 persons)                                                         1,337,861(7)           6.0%

-----------------
  * Less than 1%.

(a) Member of Executive Committee of the Board of Directors.
(b) Member of Audit Committee of the Board of Directors.
(c) Member of Remuneration and Stock Option Committee of the Board of Directors.
(d) Member of Corporate Planning and Structure Committee of the Board of Directors.

(1) Based on 21,183,070 shares of Common Stock issued and outstanding on October 1, 1995, excluding, except as otherwise noted, shares of Common Stock issuable upon the exercise of outstanding stock options. (2) Includes 50,000 shares held directly by Mr. Alexander, 563,750 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after October 1, 1995 and 430,863 shares held by other persons, which Mr. Alexander has the sole right to vote pursuant to a proxy. Does not include 500,000 shares issuable upon the exercise of options that were not exercisable at or within 60 days after October 1, 1995.
(3) Includes 202,500 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after October 1, 1995. Does not include 62,500 shares issuable upon the exercise of options that were not exercisable at or within 60 days after October 1, 1995.
(4) Consists solely of shares issuable upon the exercise of stock options that were exercisable at or within 60 days after October 1, 1995.
(5) Does not include 25,000 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after October 1, 1995.
(6) Includes 16,000 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after October 1, 1995.
(7) Includes 841,250 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after October 1, 1995. Does not include 587,500 shares issuable upon the exercise of options that were not exercisable at or within 60 days after October 1, 1995.

BACKGROUND OF NOMINEES AND EXECUTIVE OFFICERS

        Kobi Alexander.  Mr. Alexander has served as Chairman of the Board of
        --------------
   Directors of the Corporation since September 1986, as President and Chief Executive Officer since April 1987 and as a director of the Corporation since its formation. Mr. Alexander also served as Co-Managing Director of the Corporation's wholly-owned Israeli subsidiary, Efrat Future Technology Ltd. ("Efrat") from its formation in 1982 until October 1986, and currently serves as Chairman of the Board of Directors of Efrat. From October 1984 to September 1986, Mr. Alexander served as Co-Chairman and Co-Chief Executive Officer of the Corporation. Prior to the formation of Efrat, in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently Smith Barney Shearson). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists.

        Carmel Vernia.  Mr. Vernia serves as Chief Operating Officer of the
        -------------
   Corporation and as Managing Director of Efrat, where he has been employed since 1984 in various capacities, including Vice President, Manager of the Government Systems Division and Manager of the Research and Development Division. Prior to joining Efrat, he was employed by Elco Ltd. in Israel, where he headed the development of advanced perimeter intrusion detection systems. Between 1980 and 1982, Mr. Vernia was employed by Intel Corporation in Santa Clara, California, where he served as applications engineer for digital signal processing, digital telephony and data communications products. He received a B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology, in 1974 and a M.Sc. in Electrical and Computer Engineering from the University of California at Davis in 1980.

        Igal Nissim.  Mr. Nissim has been employed by the Corporation since May
        -----------
   1986 and has served as Vice President-Finance and Chief Financial Officer of the Corporation since January 1993. He previously served as Chief Financial Officer of Efrat. Prior to joining the Corporation, he was employed by Gadot Industrial Enterprises Ltd. for a period of two years as deputy controller, responsible for financial and cost accounting. Mr. Nissim is a Certified Public Accountant in Israel and was employed for four years with Kesselman & Kesselman, one of the largest accounting firms in Israel. He received a B.A. in Economics and Accounting from Tel Aviv University in 1981.

        Zvi Alexander.  Mr. Alexander has been a director of the Corporation
        -------------
   since August 1989. Mr. Alexander has been actively engaged in the energy industry for more than 30 years. He served as Chief Executive Officer of the Israeli National Oil Company and its successor from 1966 through 1976, and subsequently engaged in activities in the energy industry as a consultant and independent entrepreneur. He is currently Chairman of A&T Exploration Company Ltd. Zvi Alexander is the father of Kobi Alexander and the father-in-law of Yechiam Yemini.

        John H. Friedman.  Mr. Friedman has been a director of the Corporation
        ----------------
   since June 1994. He is the Managing Director of Easton Capital Corporation, a private investment firm founded by Mr. Friedman in 1991. From 1989 to 1991, Mr. Friedman was a Managing Director of Security Pacific Capital Investors. Prior to joining that firm, he was a Managing Director of E. M. Warburg, Pincus & Co., Inc., where he was employed from 1981 to 1989. From 1978 to 1980, Mr. Friedman practiced law with the firm of Sullivan & Cromwell in New York City. Mr. Friedman is also a director of Alliance Entertainment Corporation. Mr. Friedman received a B.A., magna cum laude, from Yale University and a J.D. from Yale Law School.

        Sam Oolie.  Mr. Oolie has been a director of the Corporation since May
        ---------
   1986. He has been Chairman and Chief Executive Officer of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products which offer protection against heat and fire for many applications in the automotive, construction, telecommunications, utility, marine, military and other markets, since August 1995. He has also been Chairman of Oolie Enterprises, an investment company, since July 1985. He also has served as a director of CFC Associates, a venture capital firm, since January 1984 and as Chairman of New Thermal Corp., an extruder of plastic profiles for the window industry, since January 1991. He was Chairman of The Nostalgia Network, a cable television network, from April 1987 to January 1990 and was Vice Chairman and director of American Mobile Communications, Inc., a cellular telephone company, from February 1987 to July 1989. From February 1962 to July 1985, Mr. Oolie was Chairman, Chief Executive Officer and a director of Food Concepts, Inc., a provider of food services to institutions and hospitals. Mr. Oolie also serves as a director of Avesis, Inc., NoFire Technologies, Inc., Wayfinder, Inc. and Noise Cancellation Technologies, Inc. Mr. Oolie received a B.S. from Massachusetts Institute of Technology in 1958 and an M.B.A. from Harvard Business School in 1961.

        William F. Sorin.  Mr. Sorin, who has served as a director and the
        ----------------
   Corporate Secretary of the Corporation since its formation, is an attorney engaged in private practice and is general counsel to the Corporation. Mr. Sorin received a B.A. from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973.

        Yechiam Yemini.  Professor Yemini, a director of the Corporation from
        --------------
   October 1984 to May 1986 and since May 1987, has been Chief Scientific Advisor to the Corporation since its formation. He has been a professor in the computer science department of Columbia University since 1980, where he is leading research projects in the areas of distributed computing and communications and network management systems. Professor Yemini received a Ph.D. in Computer Science from UCLA in 1978 in the area of computer networking. Professor Yemini is the brother-in-law of Kobi Alexander and the son-in-law of Zvi Alexander.

   COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has four standing committees. The Executive Committee is empowered to exercise the full authority of the Board of Directors in circumstances when convening the full board is not practicable. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between the Corporation and its independent auditors. The Remuneration and Stock Option Committee is responsible for approving compensation arrangements for senior management of the Corporation and administering the Corporation's stock option plans. The Corporate Planning and Structure Committee reviews and makes recommendations to the board concerning issues of corporate structure and planning, including the formation and capitalization of subsidiaries of the Corporation, the structure of acquisition transactions, the terms of any stock options and other compensation arrangements in respect of subsidiaries of the Corporation, situations that might involve conflicts of interest relative to the Corporation and its subsidiaries and the terms of significant transactions between the Corporation and its subsidiaries.

        During 1994, there were five meetings of the Board of Directors of the Corporation, one meeting (and one written action in lieu of meetings) of the Remuneration and Stock Option Committee, two meetings of the Audit Committee and one meeting of the Corporate Planning and Structure Committee. Each member of the Board of Directors attended all the meetings of the Board of Directors and of each Committee of which he was a member during the year.

   EXECUTIVE COMPENSATION

        The following table presents summary information regarding the compensation paid or accrued by the Corporation for services rendered during the years 1992, 1993 and 1994 by those of its executive officers whose salary and bonus compensation during 1994 exceeded $100,000:


                           SUMMARY COMPENSATION TABLE



                                                                 LONG-TERM
                                                                COMPENSATION
                                   ANNUAL COMPENSATION             STOCK
     NAME AND                 -----------------------------       OPTION        ALL OTHER
PRINCIPAL POSITION            YEAR   SALARY(1)     BONUS(2)    GRANTS(3)(4)   COMPENSATION(5)
----------------------------  ----  ----------    ---------    ------------   ---------------

Kobi Alexander                1994   $348,643     $364,020          500,000       $102,877
President, Chief Executive    1993   $339,683     $425,000                -       $238,247
Officer and Chairman of       1992   $258,701     $420,475                -       $195,775
the Board of Directors
Carmel Vernia                 1994   $121,436     $100,000          200,000       $ 30,973
Chief Operating Officer(6)    1993   $100,513     $ 40,000           25,000       $ 23,065
Managing Director, Efrat      1992   $ 87,132     $ 30,000                -       $ 19,859

Igal Nissim                   1994   $101,480     $ 17,500           10,000              -
Chief Financial Officer(7)    1993   $ 90,000     $ 15,000           10,000              -
                              1992   $ 69,111            -                -       $ 11,129
-------------------

(1) Includes salary and payments in lieu of earned vacation.
(2) Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.
(3) Number of shares subject to options has been adjusted to reflect the one-for-ten combination, or "reverse split", of the Corporation's shares on February 26, 1993.
(4) See also "Security Ownership of Certain Beneficial Owners and Management - Options to Purchase Subsidiary Shares."
(5) Consists of miscellaneous items not exceeding $10,000 in the aggregate for any individual, premium payments and contributions under executive insurance and training plans and, in the case of Mr. Alexander, $60,000, $211,000 and $181,000 accrued in 1994, 1993 and 1992, respectively, for payments due on termination of employment pursuant to the terms of his employment agreements with the Corporation.
(6) Mr. Vernia was appointed Chief Operating Officer of the Corporation effective January 1, 1994.
(7) Mr. Nissim was appointed Chief Financial Officer of the Corporation effective January 1, 1993.

     The following table sets forth information concerning options granted during 1994 to the executive officers of the Corporation under its employee stock option plans:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                                                  INDIVIDUAL GRANTS             FOR OPTION TERM*
                                                                  ------------------        --------------------------
                                           PERCENT OF
                                             TOTAL
                                            OPTIONS
                              NUMBER OF    GRANTED TO   EXERCISE
                                SHARES     EMPLOYEES     PRICE
                              SUBJECT TO   IN FISCAL      PER        EXPIRATION
NAME                          OPTION         YEAR        SHARE          DATE                   5%              10%
----                          ----------   ----------   --------  ------------------       ----------       ----------

Kobi Alexander                   500,000     42.5%       $10.000  September 22, 2004       $3,144,473       $7,968,712
Carmel Vernia                    200,000     17.0%       $10.000  September 22, 2004       $1,257,789       $3,187,485
Igal Nissim                       10,000      0.9%       $10.000  September 22, 2004       $   62,889       $  159,374
------------------------

* Represents the gain that would be realized if the option were held for its entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grant.

     Each of these options has a term of ten years and becomes exercisable and vests in annual increments over periods of up to four years from the year of grant. The exercise price of each option is equal to the fair market value of the underlying shares at the date of grant.

     The following table sets forth certain information concerning options granted during the past three fiscal years to the above-named executive officers of the Corporation under its employee stock option plans:

                 STOCK OPTION GRANTS IN LAST THREE FISCAL YEARS

                           PERCENT OF
                             TOTAL
                            OPTIONS
             NUMBER OF     GRANTED TO   EXERCISE
               SHARES      EMPLOYEES     PRICE
YEAR OF                    SUBJECT TO  IN FISCAL     PER        EXPIRATION
GRANT           NAME         OPTION       YEAR      SHARE          DATE
---------  --------------  ----------  ----------  -------  ------------------

1994:
           Kobi Alexander     500,000    42.5%     $10.000  September 22, 2004
           Carmel Vernia      200,000    17.0%     $10.000  September 22, 2004
           Igal Nissim         10,000     0.9%     $10.000  September 22, 2004
1993:
           Kobi Alexander           -       -            -                   -
           Carmel Vernia       25,000     6.1%     $13.375  September 15, 2003
           Igal Nissim         10,000     2.4%     $13.375  September 15, 2003
1992:
           Kobi Alexander           -       -            -                   -
           Carmel Vernia            -       -            -                   -
           Igal Nissim              -       -            -                   -

     The following table sets forth, as to each executive officer identified above, the number of unexercised options held at December 31, 1994, exercisable at that date or subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ National Market System at that date, net of the associated exercise price. No options were exercised by the executive officers of the Corporation during 1994.


                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                     AGGREGATE OPTION EXERCISES IN 1994 AND
               VALUE OF UNEXERCISED OPTIONS AT DECEMBER 31, 1994

                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                   SHARES                     OPTIONS HELD             IN-THE-MONEY OPTIONS
                  ACQUIRED                AT DECEMBER 31, 1994       HELD AT DECEMBER 31, 1994
                     ON      VALUE    -----------------------------  --------------------------
NAME              EXERCISE  REALIZED   EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------  --------  --------  --------------  -------------  -----------  -------------

Kobi Alexander           -         -         563,750        500,000   $5,329,506       $937,500
Carmel Vernia            -         -         150,000        125,000   $  648,750       $187,500
Igal Nissim              -         -           2,000         20,000   $   19,350       $ 18,750

     See "Security Ownership of Certain Beneficial Owners and Management - Options to Purchase Subsidiary Shares" for information regarding the grant to certain executive officers of options to purchase shares of subsidiaries of the Corporation.


EMPLOYMENT AGREEMENTS

   Mr. Alexander serves as Chairman of the Board, President and Chief Executive Officer of the Corporation under an agreement extending through June 30, 2000 at a current base annual salary of $308,300. Pursuant to the agreement, Mr. Alexander received bonus compensation of $364,020 for services rendered during 1994 and is entitled to receive bonus compensation in 1995 and succeeding years in an amount to be negotiated annually, but not less than 3% of the Company's consolidated after tax net income in each year. Mr. Alexander also receives various supplemental medical, insurance and other personal benefits from the Corporation under the terms of his employment, including the use of an automobile leased by the Corporation.

   Upon the termination of his employment with the Corporation for any reason, Mr. Alexander is entitled to receive a severance payment in an amount equal to $70,000 times the number of years (plus any partial years) of his employment by the Corporation commencing with 1983, increased by 10% per annum starting on December 31, 1995, plus continued employment-related benefits for the period of 36 months following termination. In the event that Mr. Alexander's employment is terminated by the Corporation without cause, by Mr. Alexander as a result of a material breach by the Corporation of its obligations under the agreement or by his resignation within the period of six months following a change in control of the Corporation, Mr. Alexander is entitled to an additional severance payment equal to 299% of the average annual cash compensation (including salary and any bonus payments) received by him from the Corporation during the most recent three fiscal years plus an amount equal to the income tax liability to Mr. Alexander resulting from such payment. The agreement also requires the Corporation to grant to Mr. Alexander an option to purchase up to 7.5% of the shares of each subsidiary of the Corporation, other than Efrat, for a price equal to the greater of the fair market value or the book value of such shares at the date of option grant.

   Mr. Alexander serves as Chairman of the Board of Efrat under an agreement that extends through July 31, 1997 at a current basic salary (the "Basic Salary") of $3,500 per month. Efrat has also agreed to reimburse Mr. Alexander for certain business-related expenses, to provide him with the use of a company-owned automobile and to pay certain amounts for his account into defined contribution insurance and training funds in Israel. In addition, if Mr. Alexander conducts business activities abroad, including in the United States, Efrat is required to bear his reasonable lodging and living expenses, which shall in any event be not less than the per diem allowance customarily provided to senior executive managers of Israeli companies, and if the period of his stay abroad is in excess of eight weeks, his Basic Salary during such period shall be increased to an amount which will support a standard of living comparable to that provided in Israel by the Basic Salary and other benefits afforded under the agreement. Efrat is also required to pay any taxes incurred by Mr. Alexander in respect of benefits provided to him under the agreement and certain professional fees incurred for the benefit of Mr. Alexander. In the event that Efrat unilaterally terminates or fundamentally breaches the agreement, it must pay, as liquidated damages, an amount equal to the Basic Salary due for the remainder of the term of the agreement plus an amount equal to the present value of all non-monetary benefits under the agreement. The present value of the non-monetary benefits under the agreement is not readily determinable but is estimated at approximately 25% of such salary.

   Mr. Vernia is employed as Managing Director of Efrat and Chief Operating Officer of the Corporation under an agreement providing for a base monthly salary at a current rate of 32,481 Israeli shekels, subject to Israeli statutory cost of living adjustment (resulting in a current annual salary equal to approximately $129,000) and an annual bonus in an amount to be determined. The agreement may be terminated by either party only with prior notice of at least one year. Mr. Vernia is entitled under the agreement to receive various insurance and supplemental benefits and the use of an automobile owned or leased by Efrat. Mr. Nissim receives a base annual salary from the Corporation of $100,170 and incidental benefits, including the use of an automobile leased by the Corporation.

COMPENSATION OF DIRECTORS

   Each director who is not an employee of the Corporation or otherwise compensated by the Corporation for services rendered in another capacity, and whose position on the Board of Directors is not attributable to any contract between the Corporation and such director or any other entity with which such director is affiliated, receives compensation in the amount of $2,250 for each meeting of the Board of Directors and of certain committees of the Board of Directors attended by him during the year. Each of such eligible directors is also entitled to receive an annual stock option grant under the Corporation's Stock Option Plans entitling him to purchase 6,000 shares of Common Stock at a price per share equal to the fair market value of the Common Stock as reported on the NASDAQ System on the date two business days after the publication of the audited year-end financial statements of the Corporation. Such options are subject to forfeiture to the extent of 1,200 shares per meeting in the event that the option holder, during the year of grant, fails to attend at least five meetings of the Board of Directors and any of its committees of which the option holder is a member. Each director who resides outside of the United States and is not an officer or employee of the Corporation is entitled to reimbursement of expenses incurred for attendance at meetings of the Board, up to the amount of $2,000 for each meeting attended.

OPTIONS TO PURCHASE SUBSIDIARY SHARES

     The Corporation has granted to certain key executives options to acquire shares of certain of its subsidiaries, other than Efrat, as a means of providing incentives directly tied to the performance of those business units for which those executives have primary responsibility and general oversight. Such options granted to date consist of the following:

                                                                NUMBER OF    PERCENT OF
                                                                  SHARES       TOTAL
                                                                SUBJECT TO  OUTSTANDING
OPTION HOLDER      SUBSIDIARY                                     OPTION       SHARES
-------------      ----------                                   ----------  ------------

Kobi Alexander     Telemesser Ltd.                                  10.125         7.50%
                   Applied Silicon Inc. (Canada)                 1,402.650         7.50%
                   Startel Corporation                               7.500         7.50%
                   Comverse Government Systems Corp.                 7.500         7.50%
                   Interactive Information Systems Corporation      15.000         7.50%
                   CTI Capital Corp.                               150.000         7.50%
                   Dale, Gesek, McWilliams & Sheridan, Inc.          7.500         7.50%

Carmel Vernia      Comverse Government Systems Corp.                 3.250         3.25%
                   Interactive Information Systems Corporation       7.500         3.75%

Other employees    Comverse Government Systems Corp.                 4.250         4.25%
                   Applied Silicon Inc. (Canada)                   467.550         2.50%
                   Interactive Information Systems Corporation       7.500         3.75%
                   Startel Corporation                               3.000         3.00%
                   Telemesser Ltd.                                   7.105         5.00%
                   CTI Capital Corp.                               273.000        12.00%

     Each of these options has a term of ten years and becomes exercisable and vests in equal ratable annual increments over periods of up to five years following the date of initial grant. The exercise price of each option is equal to the higher of the book value of the underlying shares at the date of grant or the fair market value of such shares at that date determined on the basis of an arms'-length transaction with a third party or, if no such transactions had occurred, on any other reasonable basis considered by the Remuneration and Stock Option Committee of the Board of Directors to be appropriate in the circumstances. Upon the exercise in whole or in part of any option, the Corporation will receive an irrevocable proxy to vote the underlying shares and a right of first refusal to purchase the shares upon any proposed sale, transfer or other disposition, until the shares shall have been sold in a bona fide open market transaction.

     These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries than in the Corporation, which, under certain circumstances, could cause the option holders' interests to conflict with those of the Corporation's shareholders generally.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Corporation paid William F. Sorin, a director of the Corporation, an aggregate of approximately $309,000 for legal services rendered to the Corporation during the year ended December 31, 1994.

             REPORT OF THE REMUNERATION AND STOCK OPTION COMMITTEE
                       CONCERNING EXECUTIVE COMPENSATION

   The Board of Directors believes that an essential element of the Corporation's continued success will be its ability to provide compensation arrangements that enable it to attract, motivate and retain executive officers who are capable of developing and executing the Corporation's short-term and long-term business plans. The Remuneration and Stock Option Committee of the Board of Directors (the "Committee") has the primary responsibility for establishing compensation levels for senior management and administering the Corporation's stock option plans.

   The principal components of the Corporation's executive compensation arrangements are base salary, cash bonus awards and stock options. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards. With the exception of the employment agreements with Messrs. Alexander and Vernia described in this Proxy Statement, no agreement, plan or arrangement is in effect between the Corporation and any executive officer that is not terminable by the Corporation without liability on notice of 270 days or less.

   Salary levels throughout the organization are reviewed annually, and are adjusted periodically when the Corporation believes that adjustment is required, taking into account competitive factors in the industries and locations of the Corporation's activities. In establishing compensation levels throughout the organization, the Corporation relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other publicly-held companies. Supplemental cash bonus awards are made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management, and in certain instances in accordance with formulas based on the profitability of the Corporation or its individual business units.

   Historically, employees of the Corporation have benefited from the Corporation's practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the increase in the market price of the Corporation's shares in recent years. The Board of Directors believes that equity-based incentive arrangements, such as employee stock options, are among the most effective means available to the Corporation of aligning the interests of employees with the objectives of shareholders generally, and of building their long term commitment to the organization. The Corporation emphasizes stock option awards as an essential element of the remuneration package available to its executives and employees. Stock options typically vest in annual increments over periods of three or four years to encourage long-term commitment to the Corporation by the grantees.

   The Corporation has also adopted the practice of awarding to key executives options entitling them to acquire shares of certain of the Corporation's subsidiaries, as a means of providing incentives directly tied to the performance of those business units for which different executives have direct responsibility. (See "Options to Purchase Subsidiary Shares"). These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries than in the Corporation, which, under certain circumstances, could cause the option holders' interests to conflict with those of the Corporation's shareholders generally. However, the Committee believes that the potential for conflict is outweighed by the benefits derived by the Corporation from the use of these option arrangements as an incentive to key personnel.

   The Corporation considers both available competitive data and subjective performance evaluations in determining the number of options to grant to its officers and key employees. During 1994, grants of options to purchase an aggregate of 1,176,000 shares of Common Stock were made to all employees, including options to purchase an aggregate of 710,000 shares awarded to executive officers of the Corporation. Options granted to executive officers during 1994 vest in increments over periods of up to four years from the date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Alexander has served as President and Chief Executive Officer of the Corporation since 1987 under agreements providing for fixed annual salary, bonus compensation and employment-related benefits. The terms of Mr. Alexander's employment agreements, as currently in effect, are described above.

   The terms of Mr. Alexander's employment, as set forth in his agreement with the Corporation, have been established by direct negotiation between Mr. Alexander and the Committee. In approving such terms, the Committee has taken into account the growth in the Corporation's business, and particularly the increase in its net income, throughout the period that Mr. Alexander has served as Chief Executive Officer, and compensation levels of chief executive officers of other publicly-held companies.

   In this regard, the Committee has taken note of the significant growth in the Corporation's annual revenues, net income, stockholder's equity and assets over the past five years, under Mr. Alexander's leadership as Chief Executive Officer, as shown in the following table:

                                                                             FIVE YEAR
                                          DOLLARS IN THOUSANDS              COMPOUNDED
                         1990     1991      1992       1993       1994    RATE OF GROWTH

Total Revenues          $16,389  $21,929    $38,422   $ 70,438  $ 98,843       56.7%

Net Income              $ 1,004  $ 2,476    $ 5,677   $ 12,707  $ 11,770       85.0%

Net Income Per Share    $  0.08  $  0.17    $  0.37   $   0.65  $   0.57       63.4%

Stockholders' Equity    $11,684  $15,595    $32,176   $ 90,450  $102,572       72.1%

Total Assets            $15,407  $21,213    $50,475   $169,130  $187,677       86.8%

   The foregoing table does not reflect the operating results or assets of DGM&S, Inc., a Delaware corporation acquired by the Corporation in September 1995 through its merger with a subsidiary of the Corporation.


                       THE REMUNERATION AND STOCK OPTION COMMITTEE

                                John H. Friedman, Chairman
                                Sam Oolie
                                Yechiam Yemini

STOCK PERFORMANCE GRAPH

   The following table compares the five year cumulative return on a hypothetical investment in Comverse Technology, Inc. (CMVT), the S&P 500 Index and the S&P High Tech Composite Index, assuming an investment of $100 on December 31, 1989 and the reinvestment of any dividends.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
    AMONG Comverse Technology, Inc., S&P 500 INDEX and High Tech Composite INDEX

Measurement period      Comverse        S&P 500         High Tech Composite
(Fiscal year Covered)   Tech. Inc.      Index           Index
---------------------   ---------       ---------       ---------
Measurement PT -
FYE 12/31/89            $100.00         $100.00         $ 100.00
FYE 12/31/90            $ 42.79         $ 96.89         $ 102.12
FYE 12/31/91            $128.60         $126.42         $ 116.50
FYE 12/31/92            $393.36         $136.05         $ 121.31
FYE 12/31/93            $320.37         $149.76         $ 149.22
FYE 12/31/94            $271.74         $151.74         $ 173.92

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

   It is the intention of the Board of Directors to nominate for election to the Board of Directors at the Annual Meeting each of the individuals named below, to serve until the next Annual Meeting of Shareholders or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

                  Kobi Alexander
                  Zvi Alexander
                  John H. Friedman
                  Sam Oolie
                  William F. Sorin
                  Yechiam Yemini

   The election of directors will be made by plurality of votes cast at the Annual Meeting, with the six nominees receiving the greatest number of votes being elected. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION AT THE ANNUAL MEETING OF THE SIX INDIVIDUALS NAMED ABOVE.

ADOPTION OF 1995 STOCK OPTION PLAN

     The Board of Directors intends to present at the Annual Meeting a proposal to approve the adoption of the Corporation's 1995 Stock Option Plan (the "1995 Plan") and to reserve an aggregate of 1,000,000 shares of Common Stock for future issuance thereunder.

   The Board of Directors adopted the 1995 Plan on October 13, 1995, subject to its approval by the shareholders of the Corporation at the Annual Meeting. A copy of the 1995 Plan appears as an appendix to this Proxy Statement.

   The Board of Directors believes that stock options have proven to be a highly useful and economical means for the Corporation to attract and retain qualified employees. By affording participating employees the opportunity to share in the growth and appreciation in the value of the Corporation, such options provide an incentive for employees to devote their maximum efforts to the success of the Corporation. The Board of Directors further believes that the use of stock options as a means of compensating participating employees has enabled the Corporation to attract and retain highly qualified personnel with a smaller out-of-pocket cost than would otherwise be necessary, permitting the Corporation to preserve cash needed for the expansion of its operations. The shares reserved for issuance under the Corporation's prior stock option plans have been substantially depleted. The proposed 1995 Plan will increase the number of shares of Common Stock available for issuance under employee stock options and will enable the Corporation to continue to provide the incentive of equity ownership to current and future employees on a basis consistent with the past practices of the Corporation and of other companies in the high-technology industries.

   The Corporation adopted its prior stock option plans on October 5, 1984 (the "1984 Plan"), October 9, 1987 (the "1987 Plan") and December 7, 1994 (the "1994
Plan"). Except as specifically noted below, the 1995 Plan is identical in all material respects to the terms of the 1994 Plan. Pursuant to the provisions of all of the Corporation's stock options plans (collectively, the "Option Plans"), employees of the Corporation or any of its subsidiaries (including officers, whether or not they are members of the Board of Directors) and, except in the case of the 1984 Plan, others rendering services to the Corporation, are eligible to be granted options to purchase Common Stock. Each of the Option Plans has a ten year term, subject to earlier termination by the Board of Directors. There are currently approximately 900 employees of the Corporation and its subsidiaries eligible to receive options under the Option Plans.

   All options granted under the 1984 Plan and options so designated under the other Option Plans are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of such options may not be less than 100% of the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years. With respect to any employee who directly and by attribution owns stock possessing more than 10% of the voting power of the outstanding capital stock of the Corporation or any of its subsidiaries, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of such shares at the time of grant, and the term may not exceed five years. Under the terms of the 1984 Plan, the aggregate fair market value (determined at the date of the option grant) of the Common Stock for which any employee is granted incentive stock options in any calendar year may not exceed $100,000 plus certain unused limit carryovers (as defined in the Code) for such year. Under the subsequent Option Plans, the aggregate fair market value (determined at the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any particular calendar year shall not exceed $100,000. Except in the case of the 1984 Plan, options granted under the Option Plans which are not intended to qualify as incentive stock options may be granted at an exercise price determined without regard to the fair market value of the underlying shares (but not less than the par value thereof) and without limitation as to amount.

   Options granted under the Option Plans are not transferable (except by the laws of descent and distribution) and, with certain exceptions, may be exercised by the optionee only during the period of his or her employment or within three months after termination of employment. Any shares subject to options that expire or otherwise terminate without having been exercised in full are available for future grant under the Option Plans. Subject to certain exceptions, options typically vest incrementally over periods of three or four years from the date of grant or of the commencement of the optionee's employment with the Corporation or any of its subsidiaries.

   The Option Plans (other than the 1984 Plan) provide for the annual grant to each director who is not an employee of or otherwise compensated in any capacity by the Corporation, and whose membership on the Board of Directors is not attributed to any contract between the Corporation and such director or any other entity with which such director is affiliated, of options to purchase an aggregate of 6,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock as reported on the NASDAQ system on the date two business days after the publication of the audited year-end financial statements of the Corporation. Such options are subject to forfeiture to the extent of 1,200 shares per meeting in the event that the option holder, during the year of grant, fails to attend at least five meetings of the Board of Directors and any of its committees of which the option holder is a member. The options have terms of ten years under the 1995 Plan and five years under the prior Option Plans.

   Subject to certain restrictions, the Board of Directors, or any committee to which the Board may delegate its authority (the "Option Committee"), is authorized to designate the recipients of options under the Option Plans, the number of shares to be covered by each option, the period during which each option may be exercised, the method of payment and other terms and conditions of the options. There is no established formula for determining the persons to whom options will be granted, the number of shares subject to an option or additional terms and conditions with respect thereto. In making any such determination, the Board or Option Committee may take into account the nature of the services rendered by the grantee, his or her present or potential contributions to the Corporation and such other factors as the Board or the Option Committee shall deem relevant.

   The Board of Directors has the power to terminate or to amend the Option Plans from time to time in such respects as it deems advisable, except that approval by the Corporation's shareholders is required in respect of any amendment which would (i) increase the total number of shares of Common Stock which may be issued and sold pursuant to options granted under the Option Plans,
(ii) change the designation or
the class of employees or other persons eligible to receive options, (iii) decrease the minimum option prices as stated in the Option Plans or (iv) extend the period during which an option may be granted or exercised beyond the maximum period specified in the Option Plans. Except to the extent necessary to govern outstanding options, each Option Plan will terminate ten years from the date of its initial adoption by the Board of Directors, and no additional options may be granted thereafter.

   The Corporation believes that, under the applicable provisions of the Code and the regulations of the United States Treasury Department currently in effect, a grantee will not incur any United States Federal income tax upon the grant of an option which is an incentive stock option. In addition, if the grantee has been an employee of the Corporation or any of its subsidiaries from the date of grant to the date three months prior to the date of exercise, the grantee will not incur any Federal income tax upon the exercise of such option. If the grantee does not dispose of shares acquired upon exercise of such option within one year after the issuance of such shares or within two years from the date of grant of the option (the "Holding Period"), then the difference, if any, between the exercise price and the amount realized on a sale of the shares after such Holding Period will generally be treated as capital gain or capital loss, as the case may be, provided the shares are a capital asset in the hands of the grantee. In such case, the employer corporation will not be entitled to a compensation deduction for Federal income tax purposes either upon the grant or exercise of the option or upon disposition of the shares.

   For purposes of the alternative minimum tax, the excess, if any, over the exercise price of an incentive stock option of the fair market value of the shares as of the date (on or after the time of exercise) on which the shares become transferable or not subject to a substantial risk of forfeiture will be included in alternative minimum taxable income for the year of exercise or for the year in which the shares become transferable or not subject to a substantial risk of forfeiture (see discussion of "Restricted Shares", below). For this purpose, the fair market value is determined without regard to any restriction other than a restriction which, by its terms, will never lapse (the fair market value as so determined is referred to herein as the "Market Value"). In determining the amount of gain or loss on the sale of shares acquired upon exercise of an option which qualifies as an incentive stock option for purposes of the alternative minimum tax, the basis of such shares is increased by the amount included in alternative minimum taxable income with respect to exercise of the option. If the shares are disposed of in the same taxable year as exercise in a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount included in alternative minimum taxable income of the grantee is limited to the excess (if any) of the amount realized on the sale or exchange over the exercise price.

   If the grantee disposes of the shares during the Holding Period (a "Disqualifying Disposition"), the excess, if any, of the Market Value of the shares on the date the option was exercised (or on the date on which the Common Stock became transferable or not subject to a substantial risk of forfeiture) over the exercise price will be includable in the grantee's gross income as ordinary income in the year of disposition. Any remaining gain will generally be capital gain, provided the shares are capital assets in the hands of the grantee. The employer corporation will be entitled to a deduction in the year of a Disqualifying Disposition in an amount equal to the amount included in the income of the grantee as ordinary income. In the case of a Disqualifying Disposition, where the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income of the grantee, and the amount of the employer corporation's deduction, are limited to the excess (if any) of the amount realized on the sale or exchange over the exercise price.

   Subject to the requirements described above, a grantee will not recognize gain or loss upon the exercise of an incentive stock option, even if shares of the Corporation's Common Stock are used in payment of all or part of the exercise price. However, if the shares of Common Stock used in payment were previously acquired by exercise of an incentive stock option and were not held for the Holding Period when so applied, such application will be considered a Disqualifying Disposition of the shares and will result in the recognition of compensation income. If the exercise price of the option is paid solely in shares, the basis of the shares of Common Stock acquired will be the basis of the Common Stock used in payment, increased by the amount, if any, of compensation income recognized upon exercise, provided that, to the extent that the market value of the Common Stock acquired exceeds the market value of the Common Stock used in payment, the basis of any shares of Common Stock acquired in excess of the market value of Common Stock used in payment will be zero.

   The Corporation believes that options granted under the Option Plans that are not incentive stock options will not have a readily ascertainable fair market value, as defined by Treasury Regulation Section 1.83-7. Therefore, a grantee will not recognize income until shares are acquired upon the exercise of the option. Upon exercise, the excess, if any, of the Market Value of the shares acquired over the exercise price thereof will be recognized by the grantee as compensation income. In the event shares received on the exercise of the option are not transferable and are subject to a substantial risk of forfeiture as defined in Code Section 83 ("Restricted Shares") the holder will not be taxable until the shares become transferable or are no longer subject to such risk of forfeiture and then will be taxable in an amount equal to the excess of the Market Value of the shares as of such date over the exercise price. A grantee, in such case, may elect under Code Section 83(b) to be taxed in the year in which the Restricted Shares are received. So long as the sale of shares at a profit could subject a person to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, such person's rights in such shares are deemed to be subject to a substantial risk of forfeiture and not transferable. The grantee's tax basis will be an amount equal to the cash paid upon the exercise of the option, increased by any amount includable in gross income of the grantee. Upon a later disposition of shares received as a result of exercise of the option, gain or loss will be measured by the difference between the sale proceeds and such tax basis. The gain or loss will generally be treated as capital gain or capital loss, provided the shares are capital assets in the hands of the grantee.

   If a grantee surrenders shares of Common Stock in payment of all or part of the aggregate exercise price of an option which is not an incentive stock option, the grantee will recognize compensation income if the Market Value of the shares received exceeds the exercise price thereof. If the shares so received are Restricted Shares, the rules regarding Restricted Shares discussed above will apply. Additional considerations may apply if the shares surrendered are subject to restrictions which may affect the value of such shares. If the exercise price of the option is paid solely in shares, the grantee's aggregate tax basis for the shares received will be the grantee's basis for the surrendered shares plus the amount of compensation income recognized.

   The employer corporation is generally entitled to a tax deduction in an amount equal to the compensation income recognized by a grantee as a result of the exercise of an option which is not an incentive stock option.

   The proposal to approve the adoption of the 1995 Plan and to reserve an aggregate of 1,000,000 shares of Common Stock for future issuance thereunder requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Shareholders will be requested at the Annual Meeting to ratify the selection of Deloitte & Touche to serve as independent auditors of the Corporation for the year ending December 31, 1995. Deloitte & Touche has served as the Corporation's auditors since 1988. A representative of the firm is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders of the Corporation must be received by the Corporation by June 19, 1996 to be considered for inclusion in the Corporation's proxy solicitation materials for such meeting.

                                 OTHER BUSINESS

   The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.


                            By Order of the Board of Directors,

                            William F. Sorin
                            Secretary

Woodbury, New York
October 17, 1995

                           COMVERSE TECHNOLOGY, INC.

                             1995 STOCK OPTION PLAN

1.        Purpose.
          -------

          The purpose of this 1995 Stock Option Plan (the "Plan") is to induce key personnel, including employees, directors, independent contractors, and other persons rendering valued services, to remain in the employ or service of Comverse Technology, Inc. (the "Company"), and its present and future subsidiary corporations (each of which is hereinafter referred to as a "Subsidiary"), to attract new personnel and to encourage such personnel to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) options which are not incentive stock options or
(c) a combination thereof, as determined by the Committee (the "Committee") (referred to in Section 5 hereof) at the time of the grant thereof.

2.        Effective Date of the Plan.
          --------------------------

          The Plan became effective on October 13, 1995, by resolution of the Board, subject to ratification of the Plan by the vote of the holders of a majority of the outstanding shares of the common stock, $0.10 par value, of the Company (the "Common Stock") present in person or by proxy at the 1995 Annual Meeting of Shareholders of the Company.

3.        Stock Subject to Plan.
          ---------------------

          1,000,000 of the authorized but unissued shares of the Common Stock are hereby reserved for issue upon the exercise of Options; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.        Administration.
          --------------

          The Plan shall be administered by the Committee referred to in Section 5 hereof. If a Committee shall not be so established, the Board shall perform the duties and functions ascribed herein to the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the individuals (the "Participants") to whom and the times and the prices at which Options shall be granted, to establish the option periods, the number of shares of the Common Stock to be subject to each Option, whether each Option shall be exercisable immediately or in installments and, if in installments, the time and size thereof, whether each Option shall be an incentive stock option or an Option which is not an incentive stock option, and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.
The Committee's determination on all of the matters referred to in this Section 4 shall be conclusive.

5.        Committee.
          ---------

          The Committee shall consist of at least three individuals who may, but need not, be members of the Board and all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall be appointed by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

6.        Eligibility.
          -----------

          A. An Option which is an incentive stock option may be granted only to key employees of the Company or a Subsidiary.

          B. An Option which is not an incentive stock option may be granted only to key employees of the Company or a Subsidiary, independent contractors hired by the Company or a Subsidiary and, upon the terms and subject to the conditions set forth in paragraph C of this Section, members of the Board who are not employees of the Company or a Subsidiary.

          C. Each director of the Company who is not an employee of the Company or any Subsidiary, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a director of the Company and whose membership on the Board is not attributable to any contract between the Company and such director or any other entity with which such director is affiliated, shall receive in each fiscal year of the Company Options to purchase 6,000 shares of Common Stock having an option price per share equal to the fair market value of a share of Common Stock determined (in accordance with Paragraph C of Section 7) as of the date two business days after the publication of the audited year-end financial statements of the Company for the immediately preceding fiscal year, such Options to be forfeited to the extent of 1,200 shares per meeting in the event that such director, during the year of grant, fails to attend, in the aggregate, at least five meetings of the Board and any committees of the Board of which such director is a member; provided, however, that during the continuation of the Company's previously-adopted Stock Option Plans, options granted thereunder shall be deemed to be granted under the Plan for the purposes of this Section 6.

7.        Option Prices.
          -------------

          A. The initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of the Common Stock.

          B. The initial per share option price of any Option which is not an incentive stock option shall not be less than $0.10; provided, that the initial per share option price of any Option granted to a member of the Board who is not an employee of the Company or any Subsidiary shall be fixed in accordance with paragraph C of Section 6.

          C. For the purposes hereof, the fair market value of a share of the Common Stock on any date shall be equal to the closing sale price of a share of the Common Stock as published by a national securities exchange on which the shares of the Common Stock are traded on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange on such date, the closing price in the over the counter market, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Committee in compliance with Section 422(b)(4) of the Code and the applicable regulations promulgated thereunder.

8.        Option Term.
          -----------

          Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9.        Limitation on Amount of Incentive Stock Options Granted.
          -------------------------------------------------------

          The aggregate fair market value (determined at the date of grant) of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000. To the extent that any Option which is intended to be an incentive stock option fails to satisfy the requirements of this Section, the Option shall be treated as an Option which is not an incentive stock option. This Section shall be applied by taking Options into account in the order in which they are granted.

10.       Exercise of Options.
          -------------------

          A. Options granted to employees of and consultants to the Company or any Subisidary shall become exercisable at such times and in such installments as the Committee shall determine at the time of the grant thereof. Options received by directors other than employees of the Company or any Subsidiary shall become exercisable on the first day of the fiscal year of the Company next following the year in respect of which such Options are granted.

          B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole or in part at any time or from time to time.

          C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, if the Committee shall in its sole discretion so determine at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value, on the date of delivery (as determined in the manner set forth in paragraph C of Section 7 hereof), equal to the portion of the option price so paid.

11.       Transferability.
          ---------------

          No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

12.       Termination of Employment.
          -------------------------

          A. Except as otherwise determined by the Committee, in the event a Participant leaves the employ or service of the Company and the Subsidiaries for any reason other than death, retirement or disability (as such term is defined in section 22(e) of the Code), whether voluntarily or otherwise, each Option theretofore granted to him which shall not have expired or otherwise been cancelled shall, to the extent it is exercisable on the date of such termination of employment or service and to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of a period of 90 days after such termination of employment or service or (ii) the date specified in said Option.

          B. In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his death, each Option theretofore granted to him which shall not have expired or otherwise been cancelled shall, to the extent it is exercisable on the date of such Participant's death and to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of a period of one year after such Participant's death or (ii) the date specified in said Option.

          C. In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his retirement, whether voluntarily or as may be required by any pension plan, or by reason of his disability (as such term is defined in section 22(e) of the Code), each Option theretofore granted to him which shall not have expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of 90 days after the date of such Participant's retirement or disability or (ii) the date specified in said Option.

          D. The Committee or the Board may in its discretion extend the period during which an Option held by any employee of or consultant to the Company or any Subsidiary may be exercised to such period, not to exceed three years following the termination of a Participant's employment or service with the Company or any of the Subsidiaries, as the Committee or the Board may determine to be appropriate in any particular instance.

13.       Adjustment of Number of Shares.
          ------------------------------

          A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option shall be adjusted by adding to each share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that, in the event of a merger or consolidation in which the Company is not the surviving corporation or of a sale by the Company of all or substantially all of its assets to a corporation not controlled by the Company (within the meaning of section 1563(a)(1) of the Code) immediately prior to such transaction, the Board determines, in its discretion, that such change or exchange cannot be effected or would be inappropriate, then, each Option theretofore granted to a Participant which shall not have expired or otherwise been cancelled shall become immediately exercisable in full and shall terminate upon the later to occur of (i) the expiration of 30 days following notice to the Participant by the Company of such merger, consolidation or sale, or (ii) the date of such merger, consolidation or sale.

          B. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement entered into in accordance with the provisions of the Plan.

          C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement.

14.       Purchase for Investment and Waivers.
          -----------------------------------

          A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant shall, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

          B. In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

          C. Each Participant shall be required, as a condition of exercising any Option which is not an incentive stock option, to make such arrangements with the Company with respect to withholding as the Committee shall determine.

15.       Amendment of Plan.
          -----------------

          The Board may at any time make such modifications of the Plan as it shall deem advisable; provided, however, that (i) the provisions hereof relating to the receipt of Options by directors of the Company who are not employees of the Company or any Subsidiary, the exercise price and terms and conditions of the exercise thereof may not be amended more than once in any period of six months, except as may be required to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, and (ii) the Board may not without further approval of shareholders representing a majority of the voting power present in person or by proxy at any special or annual meeting of shareholders increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the class of persons eligible to participate in the Plan or change the manner of determining the option prices which would result in a decrease in the option price, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 16 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

16.       Expiration and Termination of the Plan.
          --------------------------------------

          The Plan shall terminate on October 12, 2005 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

17.       Options Granted in Connection with Acquisitions.
          -----------------------------------------------

          In the event that the Committee determines that, in connection with the acquisition by the Company of another corporation which shall become a Subsidiary of the Company (such corporation being hereinafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to key employees of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary, such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, may be granted without the requirement that the Participant enter into an agreement with the Company that he will remain in the employ or service of the Company or a Subsidiary for any required period of time and may contain such other provisions not inconsistent with the Plan, or the requirement set forth in Section 15 hereof that certain amendments to the Plan must be approved by the shareholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.